Exhibit 99.1

ION receives notice of delisting proceedings from NYSE

HOUSTON – May 18, 2021 – ION Geophysical Corporation (NYSE:IO) announced today that is has received a notice from the New York Stock Exchange (“NYSE”, the “Exchange”) that the staff of NYSE Regulation has determined to commence proceedings to delist the common stock of ION Geophysical Corporation (the “Company”) — ticker symbol IO — from the Exchange. NYSE Regulation reached its decision to delist the common stock pursuant to Listed Company Manual Section 802.01B, because the Company had fallen below the NYSE's continued listing standard requiring listed companies to maintain a minimum average global market capitalization over a consecutive 30 trading day period of at least $15 million. Trading in the Company's common stock was suspended after market close on the NYSE on May 18, 2022.

The Company expects that the Company's common stock will be quoted on the OTC Expert MarketSM.

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About ION

Leveraging innovative technologies, ION delivers powerful data-driven decision-making to offshore energy and maritime operations markets, enabling clients to optimize investments and results through access to our data, software and distinctive analytics. Learn more at iongeo.com.

Contacts

ION (Investor relations)

Executive Vice President and Chief Financial Officer

Mike Morrison, +1 281.933.3339

mike.morrison@iongeo.com

ION (Investor relations)

Vice President, Investor Relations

Sharon Wang-Stockton, +1 281.933.3339

sharon.wang-stockton@iongeo.com

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the Company’s ability to consummate the restructuring transactions; the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to confirm and consummate the Plan; the Company’s ability to comply with the milestones set forth in the Restructuring Support Agreement; the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; increased levels of employee attrition during the Chapter 11 Cases; the impacts of the Company’s delisting by the NYSE; the risks associated with the timing and development of ION Geophysical Corporation’s products and services; pricing pressure; decreased demand; changes in oil prices; agreements made or adhered to by members of OPEC and other oil producing countries to maintain production levels; the COVID-19 pandemic; the ultimate benefits of our restructuring transactions; political, execution, regulatory, and currency risks; the outcome or changes, if any, of our consideration of various strategic alternatives; and the impact to our liquidity in the current uncertain macroeconomic environment, including the war in Ukraine. For additional information regarding these various risks and uncertainties, see our Form 10-K for the year ended December 31, 2020, filed on February 12, 2021, and our Forms 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed on May 6, 2021, August 12, 2021, and November 3, 2021, respectively. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission (SEC), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.